UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2625 Augustine Drive, Suite 301

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2023, Omnicell, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2022. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A slide presentation, dated February 28, 2023, is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The slide presentation provides information that may be referred to by the Company on its conference call with investors scheduled to occur on February 28, 2023 in connection with the Company’s release of results for the fiscal year and fourth quarter 2022.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously disclosed, on November 23, 2022, the Company committed to a plan to reduce the Company’s headcount (the “Plan”), as part of the Company’s expense containment efforts being implemented due to ongoing macroeconomic headwinds.

As a result of continued exploration of expense containment measures, on February 28, 2023, the Company committed to further reduce its headcount, as part of the Plan. The Company expects to further reduce its workforce across many of its functions affecting approximately 60 additional employees. As part of the Plan, on February 28, 2023, the Company also committed to reduce its real estate footprint to align with its broader hybrid work strategy and in an effort to further reduce costs. The Company expects to reduce its real estate square footage by the end of the second quarter of fiscal 2023.

The Company estimates that the additional headcount reductions and office closures will result in additional incremental nonrecurring restructuring and related charges of approximately $13.0 million in 2023.

As a result of these additional actions, the Company now expects total nonrecurring restructuring and related charges in connection with the Plan of $30.5 million, which the Company incurred $17.5 million of charges in the quarter ended December 31, 2022 and expects to incur $13.0 million of charges by the end of the second quarter of fiscal 2023. The estimated nonrecurring restructuring and related charges consist of (i) approximately $23.5 million of cash-based charges related to the reduction in headcount, consisting primarily of employee severance and benefits costs, for which the Company incurred $17.5 million of charges in the quarter ended December 31, 2022 and expects to incur $6.0 million of charges in the quarter ended March 31, 2023, and (ii) approximately $7.0 million of non-cash charges related to the office closures, which the company expects to incur by the end of the second quarter of fiscal 2023 consisting primarily of impairment of operating lease right-of-use assets. The Company now expects the Plan, including related cash payments, to be substantially complete by the end of the second quarter of fiscal 2023.

The Company currently estimates that the Plan, along other expense containment efforts, will result in annualized savings of approximately $50 million from operating expenses, excluding the expected volume-based reductions within cost of revenues, in 2023. However, the Company expects that much of the annualized savings will be offset by the impact of year-over-year inflation in employee salaries and increased performance-based compensation, as well as investments in research and development.

The estimates of the charges and costs that the Company expects to incur and the annualized savings the Company expects to achieve, in connection with the foregoing, and the timing thereof, are subject to a number of assumptions and actual results may differ materially. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected timing of completion of the Plan, and the expected costs, related charges, and savings under the Plan. Words such as “expects,” “estimate,” “will,” "likely," "anticipates,” “intend,” “may,” “plan,” “potential,” “believe,” “forecast,” “guidance,” “outlook,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs may be greater than anticipated or that the savings may be less than anticipated; the risk that the Company’s efforts may have an adverse impact on the Company’s internal programs, and Omnicell’s ability to recruit and retain skilled and motivated personnel and may be distracting to management; and other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Departure

On February 28, 2023, the Company announced that Peter J. Kuipers will step down from his role as Executive Vice President, Chief Financial Officer, effective July 1, 2023. Pending his departure, Mr. Kuipers will continue to serve as Executive Vice President, Chief Financial Officer while the Company searches for a new Chief Financial Officer and will assist with the transition of his role and responsibilities.

In connection with Mr. Kuipers’ departure, it is expected that the Company and Mr. Kuipers will enter into a separation agreement, the material terms of which have not been finalized as of the date of this Current Report on Form 8-K.

The departure of Mr. Kuipers is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial reporting, accounting or otherwise).

The Company would like to thank Mr. Kuipers for his contributions to the Company throughout his employment, and for playing an important role in the Company’s growth.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release entitled “Omnicell Announces Fiscal Year and Fourth Quarter 2022 Results” dated February 28, 2023
99.2	Slide presentation for Earnings Release dated February 28, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: February 28, 2023	/s/ Peter J. Kuipers
Peter J. Kuipers
Executive Vice President and Chief Financial Officer